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                                                                    Exhibit 8.1

                     SUBSIDIARIES OF IONA TECHNOLOGIES PLC

           Subsidiary                       Country of Incorporation
           ----------                       ------------------------
           IONA Technologies, Inc.              US
           IONA Technologies Pty. Limited       Australia
           IONA Technologies Finance            Cayman Islands
           IONA Technologies China Limited      China
           IONA Technologies GmbH               Germany
           IONA Technologies UK Limited         UK
           IONA Technologies Sarl               France
           IONA Technologies Singapore          Singapore
           IONA Technologies Japan              Japan
           IONA Technologies Italia Srl         Italy
           IONA Technologies (Suisse) SA        Switzerland
           IONA Technologies (Belgium) SA       Belgium
           IONA Technologies Netherlands BV     The Netherlands
           IONA Technologies Spain, S.L.        Spain
           IONA Technologies Korea Limited      Korea
           IONA Research (Ireland) Limited      Ireland
           Genesis Development Corporation      US
           Object-Oriented Concepts, Inc.       US
           Object-Oriented Concepts Gmbh        Germany
           Netfish Technologies, Inc.           US